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                MERCANTILE BANK OF ILLINOIS NATIONAL ASSOCIATION

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                      MERCANTILE CREDIT CARD MASTER TRUST

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      The undersigned, a duly authorized representative of Mercantile Bank of
Illinois National Association, as Servicer ("Mercantile"), pursuant to the Pooling and Servicing Agreement, dated May 17, 1995 (the "Agreement"), among
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Mercantile, as Seller and Servicer, and Chase Manhattan Bank (formerly
Chemical Bank), as Trustee, does hereby certify that:

      1. Mercantile is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement

      2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

      3. A review of the activities of the Servicer during the period ended August 30, 1996, and of its performance under the Agreement was conducted under my supervision.

      4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

      5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the period ended August 30, 1996, which sets forth in detail (i) the nature of each such default, (ii) the action taken by the Servicer, if any, to remedy each such default and (iii) the current status of each such default:

            - The Monthly Certificates were not filed on Form 8-K with the SEC on a timely basis. Certificates for August, September, and October 1995 were all filed as of November 29, 1995.

            - The Monthly Certificates were not delivered to the rating agencies by the Determination Date which is three business days Prior to the Distribution Date.

            - Item number 12 (the aggregate purchases made for the Trust with respect to the prior monthly period) and item number 21 (The Floating Allocation Percentage during the Monthly Period) were incorrect on each Monthly Certificate holder's Statement.

      IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 3rd day of October, 1996.


                                          MERCANTILE BANK OF ILLINOIS
                                          NATIONAL ASSOCIATION,
                                          Servicer,
                                          By:


                                                 /s/ Daniel J. Trueman
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                                                Daniel J. Trueman
                                                Vice President